As filed with the Securities and Exchange Commission
                                On June 2, 2005

                               Commission File No. 333-123735


                                REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION
                             ----------------------

                          AMENDMENT NO. 1 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          STONE MOUNTAIN RESOURCES INC.
              (Exact Name of Small Business Issuer in its Charter)

      DELAWARE                       ----                    87-0700927
(State of Incorporation)      (Primary Standard          (IRS Employer ID No.)
                               Classification Code)

                       701 NORTH GREEN VALLEY PARKWAY #200
                             HENDERSON, NEVADA 89074
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                   PETER DODGE
                                    PRESIDENT
                          STONE MOUNTAIN RESOURCES INC.
                       701 NORTH GREEN VALLEY PARKWAY #200
                             HENDERSON, NEVADA 89074

                                 (702) 990-3489
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


CALCULATION OF REGISTRATION FEE

                                            Amount to be    Proposed Maximum  Proposed Maximum
                                            Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                                      Offering Price    Offering Price     Registration fee
Securities to be Registered                                 per share

Common Stock, par value $0.001              4,961,000        $0.25            $1,240,250         $145.98


The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 2, 2005


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                          STONE MOUNTAIN RESOURCES INC.

                                4,961,000 SHARES
                                  COMMON STOCK


Our selling stockholders are offering to sell 4,961,000 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 4,961,000 shares of our common stock will be sold by selling security holders at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,500.


THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVED A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  The date of this prospectus is June 2, 2005

                                TABLE OF CONTENTS

ABOUT OUR COMPANY ...........................................................  1

WHERE YOU CAN FIND US .......................................................  2

SUMMARY FINANCIAL DATA ......................................................  2

RISK FACTORS ................................................................  3

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS ....................  5

USE OF PROCEEDS .............................................................  6

PENNY STOCK CONSIDERATIONS ..................................................  6

MANAGEMENT'S DISCUSSION AND ANALYSIS ........................................  7

HOW OUR COMPANY IS ORGANIZED ................................................  8

DISCRIPTION OF BUSINESS .....................................................  8

DESCRIPTION OF PROPERTY ..................................................... 13

MANAGEMENT .................................................................. 15

PRINCIPAL STOCKHOLDERS ...................................................... 18

SELLING STOCKHOLDERS ........................................................ 19

PLAN OF DISTRIBUTION ........................................................ 21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 22

DESCRIPTION OF SECURITIES ................................................... 22

INDEMNIFICATION OF DIRECTORS AND OFFICERS ................................... 23

TRANSFER AGENT .............................................................. 24

LEGAL MATTERS ............................................................... 24

EXPERTS ..................................................................... 24

WHERE YOU CAN FIND MORE INFORMATION ......................................... 25

INDEX TO FINANCIAL STATEMENTS ...............................................F-1

                                ABOUT OUR COMPANY

STONE MOUNTAIN RESOURCES INC. is a resource exploration stage company that was formed on March 31, 2004. We will be carrying out exploration work on mineral properties that have mineral potential. Our goal is to investigate a property to prove up reserves so that it could be developed into a gold mine. Initially we are investigating gold properties located in the State of Nevada. The State of Nevada produces the majority of gold in the United States and is the third largest gold producer in the world and it is very friendly to exploration and mining according to the Nevada Mining Association.

In June of 2004, we started our first financing and raised a total of $48,000 to start the process of acquiring a mineral property. International Royalties Corp was hired to present to management advanced mineral exploration properties. In early August, they presented a number of candidates, and we elected to acquire an option for the CAB claims located in north central Nevada from Midas Mountain Inc. The four year option agreement states that we can earn 100% interest in the property less a 3% Net Smelter Royalty by incurring $650,000 of Earning Costs. The Earning Costs include option payments paid to Vendor, government fees and exploration expenditures.


Dr. David Shaw, PhD. was engaged as the company's geologist, and he prepared a report in November on the CAB claims. The report recommended a $10,000 Phase I work program which would be followed up by a $45,000 Phase II reverse circulation drilling program. In January 2005, we carried out a second financing and raised $40,250 to be used to pay the CAB 2005 option payment and for working capital. The CAB claims are in the early exploration stage and no conclusive evidence supports the contention that a minable gold ore body exists on the property.

We do not believe that we are a blank check company as that term is defined in Rule 419 of Regulation C under the rules of the Securities act of 1933 and do not intend to merge with or acquire another company now or in the foreseeable future.

We are an exploration stage company. An "exploration stage corporation" is defined in Guide 7(a)(4)(I) to the Security Act Industry Guides as any company engaged in the search for mineral deposits (reserves) which are not in either the development or production stage.

We have not generated any revenue to date, and we have a total accumulated deficit of $110,826. During the next 12 months our general and administrative expenses are expected to average $250 per month. We will need to raise additional capital to continue our operations beyond a twelve month period, and there is no assurance we will be successful in raising the needed capital. We plan on raising additional funds through public or private debt or sale of equity to achieve our current business strategy. However, at this time, we do not have any lines of credit or other form of financing available to us. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.


Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.25 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data


The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data and the balance sheet data at March 31, 2005 are derived from Stone Mountain's audited March 31, 2005 financial statements.

The operating results for the period ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year or for any future period. We are an exploration stage company.


                                   From Inception Through
                                       March 31, 2005


Statement of Operations Data:


Revenue                                            0
Research and Exploration                $     76,000
General and administrative              $     34,826
Operating Income (Loss)                 $   (110,826)


                                           As of
                                       March 31, 2005


Balance Sheet Data:


Cash                                    $      3,901
Prepaid Office Rent                     $        823
Receivables                             $          0
Property and Equipment                  $          0

Total Assets                            $      4,724

Accounts Payable                        $          0
Accrued Expenses                        $      4,300

Stockholders Equity                     $        424
Total Liabilities and Equity            $      4,724




                              WHERE YOU CAN FIND US

Our corporate offices are located at 701 North Green Valley Parkway #200, Greenwood Village, Colorado 90111. Our telephone number is (702) 990-3489.

                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock.

Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

WE HAVE NO RESERVES AND CONSEQUENTLY NO INCOME, THEREFORE WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.


We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of exploration on the property located in north central Nevada. We are a small operation; therefore, we must limit our exploration. If we have to limit our exploration because of a lack of financing, we may not find sufficient gold even though our property may contain gold. Financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. Therefore, you may be investing in a company that will not have the funds necessary to commence operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our exploration strategy, and as a result, could require us to diminish or suspend our exploration strategy and possibly cease our operations.


If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service exploration programs.

In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.


We were incorporated in March 2004, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $110,826. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:


     -    our ability to locate a profitable mineral property
     -    our ability to generate revenues
     - our ability to raise the capital necessary to continue exploration of the property.


Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.


WE HAVE NO PROVEN RESERVES, AND WE CANNOT GUARANTEE WE WILL FIND GOLD. IF WE FIND GOLD RESERVES, THERE CAN BE NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

We have no proven gold reserves. Even if we find that there is gold on our property, we cannot guarantee that we will be able to develop and market the gold. Even if we produce gold, we cannot guarantee that we will make a profit.

WE WILL NEED ADDITIONAL CAPITAL TO PAY THE PROPERTY OPTION PAYMENTS.

We are obligated to pay further annual option payments of $30,000 commencing on February 15, 2006. If we fail to pay any of these payments, we will lose the CAB claims and be forced to cease business operations.

WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND OPERATIONS.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

IF WE DO NOT FIND GOLD ORE, WE WILL CEASE OPERATIONS.

Our success depends on finding gold ore reserves. If we do not find gold reserves or we cannot remove and sell the gold, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

WE DEPEND ON ACQUISITIONS FOR GROWTH AND SUCCESSFUL INTEGRATION OF COMPLETED ACQUISITIONS.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable acquisition candidates. There can be no assurance that we will finalize and close any transactions or be able to identify suitable acquisition candidates or, if such candidates are identified, to negotiate their acquisition at prices or on terms and conditions favorable to us. Our failure to implement our acquisition strategy successfully could limit our potential growth.

We compete for acquisition candidates with other entities, some of which have greater financial resources than us. Increased competition for acquisition candidates may result in fewer acquisition opportunities being available to us, as well as less attractive acquisition terms, including increased purchase prices. These circumstances may increase acquisition costs to levels that are beyond our financial capability or pricing parameters or that may have an adverse effect on our results of operations and financial condition.


We believe the property selection process will evolve over time. Initially we will seek exploration properties held by individuals or small private corporations. We need to diversify our property holdings to improve the likelihood that we secure a property that can be developed in mine. The properties will be paid by cash, issuing shares of our company or a combination.

In the future, the implementation of our growth strategy will depend on our ability to successfully integrate the acquired companies' operations and to increase the market share of such businesses. The consolidation of operations of acquired companies with ours, the integration of systems, procedures, personnel and facilities, the relocation of staff, and the achievement of anticipated cost savings, economies of scale and other business efficiencies present significant challenges to management, particularly if several acquisitions proceed at the same time. Because we have been in business for a short time and have not had experience in integrating acquisition candidates, there can be no assurance that our management team will succeed in integrating our future acquisitions or to fully realize expected cost savings, economies of scale or other business efficiencies. Any difficulties we encounter in the integration process could have a material adverse effect on our business, financial condition and results of operations.


BECAUSE PETER DODGE OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON SHARES AND HE WILL BE ABLE TO DECIDE WHO WILL BE OUR DIRECTORS, YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS OR CAUSE A CHANGE IN THE COURSE OF OUR OPERATIONS.

Peter Dodge owns 15,000,000 common shares and will continue to control us. As a result, Peter Dodge will be able to elect all of our directors and select management to run the company's operations. Your ability to elect directors and to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the common shares you own because of the ineffective voting power.


LOSS OF OUR KEY MANAGEMENT STAFF, PETER DODGE AND SCOTT YOUNG WILL BE DETRIMENTAL TO OUR BUSINESS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Peter Dodge and Scott Young, our officers and directors. The loss of services of Peter or Scott could have a material adverse effect on our business, financial condition or results of operation.

OUR OFFICERS AND DIRECTORS HAVE A CONFLICT OF INTEREST IN THAT THEY ARE OFFICERS AND DIRECTORS OF OTHER COMPANIES WHICH WILL PREVENT THEM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.


Our officers and directors have a conflict of interest in that they are officers and directors of other companies. Their other activities will prevent them from devoting full-time to our operations. This will slow our operations and may reduce our financial results because of the slow down in operations. Mr. Dodge is expected to spend approximately eighty (80) hours per month on our business. However, Mr. Dodge may spend additional time as needed if we are successful in obtaining additional funding. Mr. Young will spend no more than five (5) hours per month on our business. Both Mr. Dodge and Mr. Young currently intend to stay with us as we commence and complete our business plan.


THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. indefinitely.

                       NO DIVIDENDS AND NONE ANTICIPATED

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in February 2005.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock. ser and receive the purchaser's written agreement to the transaction.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS


The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. On March 31, 2005, we had $3,901 cash in the bank and have prepaid $823 of our monthly rent charges. We estimate that in order to carry forward to the next 12 months we will need $42,200 to pay for office expenses, exploration program and property option payment due on February 15, 2006. As of May 31, 2005, we have $3,836 cash in the bank. We have paid $7,000 toward these offering expenses out of the $12,500 originally estimated. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.


The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Organization

We were organized as a Delaware Corporation on March 31, 2004 for the purpose of locating and developing gold exploration properties in Nevada.

Overview

We searched for many months for available gold mineral exploration properties in the Battle Mountain/ Eureka Gold trend in north central Nevada. The price of gold increased from $380 per ounce when we started our property search to $410 per ounce in August. It was apparent that we were working in a seller's property market. We could not find a property with encouraging previous exploration work at a reasonable option price. In July 2004, we requested International Royalties Corp. to aid us to find an appropriate available gold exploration property. International Royalties approached their contacts and found a property that matched our expectations.

We entered into an option agreement with Midas Mountain, Inc. ("Midas") to acquire a 100% interest in the twenty-four CAB claims. The CAB claims are situated approximately 45 miles south southwest of the Town of Battle Mountain in Lander County, Nevada. A 100% interest in the property can be acquired from Midas by paying over time a total of $115,000 option payments and incurring at least $650,000 of Earning Costs by December 31, 2008. After we have earned our 100% interest in the CAB claims, the property will be subject to a 3.0% Net Smelter Return ("NSR") of which 1 1/2% can be purchased at the rate of $500,000 per 1/2% of acquired NSR.

Property Option Payments

We are required to pay Midas periodical Option Payments to keep our Agreement in good standing. All the Property Option Payments count towards the Earning Costs that we are required to spend in order to keep the agreement in good standing. We must pay Midas a total of $115,000 as part of our requirement to secure our 100% interest in the CAB claims. The amount and timing of the periodic payments are outlined in the table that follows:

                               Periodical Option Payments

                    Payment          Amount          Status/Date Due
                    -------          ------          ---------------

                     Initial      $   25,000          Paid 1-Sep-04
                     Second       $   30,000          Paid 11-Feb-05
                     Third        $   30,000            15-Feb-06
                     Fourth       $   30,000            15-Feb-07

                     Total        $  115,000

Bureau of Land Management and County Payments

The Bureau of Land Management ("BLM") owns the land and rents it out at an annual rate of $125 per claim. In addition, the Lander County charges an annual nominal fee of $8.50 per claim. In order to keep the 24 claims in good order, we are required under our agreement to pay a total of $3,212.50 by August 31 each year to the BLM and Lander County. All BLM and County fees count towards the Earning Costs that we are required to incur as part of our agreement with Midas.

Earning Costs


Under the terms of our agreement with Midas, we are required to pay or incur at least $650,000 in specified expenditures cumulatively from August 1, 2004 to December 31, 2008. The specified Earning Costs include Option Payments, BLM and County fees and exploration work to be carried out on the property. The exploration costs include labor, capital costs, consultants, travel, permits, assays, taxes and insurance. The following table summarizes the annual minimum Earning Costs that must be expended until we earn our 100% interest in the property.


                       Minimum Accumulative Earning Costs

                    Period Ending                Minimum
                    -------------                -------
                      31-Dec-05                $  75,000
                      31-Dec-06                $ 150,000
                      31-Dec-07                $ 250,000
                      31-Dec-08                $ 650,000


Exploration stage expenses from inception through March 31, 2005 were $76,000 for general exploration costs related to the mineral rights of the exploration property and $34,826 of general and administrative costs for a total expense of $110,826 as captioned in the financial statement's statement of operations. These fees were in furtherance of Phase I to purchase and evaluate a property. Fees were incurred in the start-up costs of our company as well as the fees to prepare our audited financial statements and this registration statement. These fees were included in the general and administrative expense as discussed earlier in this paragraph.


                          HOW OUR COMPANY IS ORGANIZED

We were incorporated under the name STONE MOUNTAIN RESOURCES INC. in the State of Delaware on March 31, 2004. Since July 2004, we have spent a total of $76,000 for research and exploration which represents the total amount expended on research and exploration to date. All of such expenses were used to research the prospective resources and exploration.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

                             DESCRIPTION OF BUSINESS


We are a gold exploration company that will be exploring Nevada mineral properties. Nevada is the top gold producing state in the USA and the third largest gold producer in the world according to Dr. John Dorba in a 2003 report to the Nevada Mining Association. In addition the state has a well established mining culture and available mineral properties. The cost of exploration is generally much less and the political risk is much lower then other regions in the world according to the Fraser Institute in a 2004 study on 64 mining jurisdictions around the world. The gold price is predicted to trend upward over the next five years according the World Gold Council.

We are an exploration stage company. An "exploration stage corporation" is defined in Guide 7(a)(4)(I) to the Security Act Industry Guides as any company engaged in the search for mineral deposits (reserves) which are not in either the development or production stage.

Mining Business in Nevada


The State of Nevada has developed a modern mining industry since a revival of the industry in the 1980's. The swing in the price of gold has created cycles, and in spite of these cycles, the industry has managed to build a capital base which we believe is fundamentally sound and sustainable well into the next decade. We believe that the sustainability of this capital base is evident in the industrial, commercial and social infrastructure that has developed around the industry and more recently, an expansion of its reserve base as a result of the gold price recovery and increased exploration. The gold price is the most significant industry development from late 1996 though the last half of 2004 has been the decline and recent resurgence in the gold prices. Gold prices declined from over $400 per ounce on early 1996 to $252 per ounce on July 1999. The price rallied in September 1999 on news of an agreement among European Central Banks to limit sales to 400 tonnes per year though 2004. Much of the recent increase in the gold price has been driven on the US dollar weakness relative to other currencies. Another major contributing factor in the increase on the gold price is related to the rise in the price of oil and other energy prices. The increase in energy costs increases the purchasing power of Middle Eastern countries who traditional are large consumers of gold. In the last few years major producers have changed their hedging strategy and they have substantially reduced hedging their currant production and have "unwound" their hedge positions in their hedge book. This action has increase the demand and reduced the supply of physical gold.


Prior to 1993, the BLM had a very low maintenance requirement for companies and individuals to hold vast amounts of land. In October 1992, the BLM changed the rules and charged the land mineral titleholders an annual fee of $100 per claim (now $125). Over time, large tracts of land became available which had limited or no meaningful work carried out on the claims. Also, the work that was carried out over the many years was proprietary to the company that carried out the work. Modern exploration tools, gold processing techniques and geological advances in the past 40 years have revolutionized the success rate of finding successful gold mines in Nevada.


The precipitous fall in gold prices to the $260 to $280 range per ounce from late 1998 to the spring of 2002, combined with the Bre-X scandal that was exposed in early 1997, dried up mining investment funds. The Bre-X scandal was particularly galling in that a company claimed and fooled most of the top mining analysts and mining companies with its bogus claim that over 200 million ounces of gold existed on its Indonesian property. Many good properties became available because companies were not able to raise the funds to pay the annual BLM fees. The mining exploration industry is now emerging from a protracted eight-year slump and exploration properties are being sought after by junior mining companies. Junior mining companies are companies carrying out exploration work and have not commenced mining a property.


While the past few years have been challenging for the Nevada mining industry, the state continues to offer a number of positive characteristics which should bode well for mining, especially gold mining, even with a modest rebound in commodity prices. Nevada has geologic conditions that are favorable for the occurrence of outstanding mineral deposits; the industry has developed a skilled workforce; infrastructure and support services are in place; the state has maintained a reasonable business environment in which responsible exploration mining can take place.

Portfolio Approach


Our growth strategy is predicated on us acquiring additional properties to explore, trade, sell or option out to other mining companies. We have adopted a rigorous review process to select and analyze each mineral property that we own or are contemplating owing. We will track and analyze many external elements throughout the exploration process. Of course the exploration results will be a big factor in the decision making though out the process.


     A.   Worldview

          1.   Gold Price

               The price of gold is an absolute key element in analyzing the state of the industry. The two components in the price are the absolute price relative to average production costs and the perceived future trend in the gold price.


          2.   Political Risk

               We will initially focus on properties located in the state of Nevada. The majority of lands in Nevada are owed by the federal government. They are administered by the Bureau of Land Management (BLM). The BLM has a large influence on the exploration process and issues permits and inspects the work carried out on the lands. The mining working laws are set by the State and are applicable once a property goes into production. Any proposed changes in the State laws must be monitored. A change in the state mining laws can affect the worth of our properties and hence our exploration strategy. In summary, the laws of the BLM and the State have been very stable and there are no planned changes in the rules or laws that could materially affect the attractiveness of the State.


          3.   Junior Mining Financing

               The financial markets are the life blood of junior exploration companies. Junior mining companies are companies carrying out exploration work and have not commenced mining a property. We perceive the most important trend is the increase in gold prices and the likelihood that the trend will continue into the future. The junior capital markets have strengthened and the ability to raise capital is increasing and will continue to improve if the gold price continues to increase. The largest group of junior mining companies in the world is listed on the TSX Venture Exchange in Canada. The funding for junior mining companies listed on the TSX jumped 53 per cent from the funds raised in 2002 to the funds raised in 2004 while the annual average price of gold increased approximately 31 per cent.


     B.   Diversification


          Our growth strategy depends on us acquiring additional properties. The properties that we will try to select will be a mix of different levels of development. The property candidates will be mining exploration properties from individuals and corporations. We believe we will need a rounded portfolio of exploration properties. The company can move the properties though the exploration process. The capital markets will look more favorable on a company that has diversification. Also the company will make annual decisions to explore, option an interest in a property, sell or drop a property.


      C.  Financing

          We will finance the properties by paying cash , issuing shares of our company or a combination. Also we option a property in order to earn an interest by carrying out work on the property. We are expecting to raise funds to carry out our plans by selling corporate shares or loans. Presently we do not have any arrangements to acquire additional funds.


North Central Nevada

The Northern Shoshone mountain range consists of primarily sedimentary and volcanic rocks overlain by volcanics and minor sediments.

Tertiary volcanic rocks of the region include the Caetano tuff, which is a series of ash-flow units. These units were deposited over large areas of north-central Nevada from a source in the Cortez Mountains located to the east of the Shoshone Range. Caetano tuff deposition was followed by eruption of a series of ash-flow tuffs derived from a source in the Fish Creek Mountains located approximately 12.5 miles west of the CAB claims.

During the Miocene, Basin and Range development began, with sediments filling the north-and northeast-trending intermountain basins.

The CAB claims are located approximately 16 miles southwest of the Battle Mountain/Eureka gold trend which consists of a linear northwest-trending series of gold deposits hosted by upper and lower plate sedimentary rocks and Tertiary volcanics. The Carlin Gold Trend, the most productive gold producing area in North America, is located approximately 70 miles to the northeast.

Deposits that are located within 35 miles of the subject property include Mule Canyon (Santa Fe Gold), Robertson (Coral Gold), Hilltop, Pipeline and South Pipeline, Gold Acres, Cortez, Horse Canyon (all Placer Dome), and Buckhorn (Cominco). The Gold Acres, Mule Canyon, Pipeline and South Pipeline deposits are in production. During the 1930's, barite and mercury deposits were discovered in the Northern Shoshone mountain range. Mercury was produced sporadically until the 1950's. Barite has been mined continuously to present.

CAB Claims


We have selected the CAB claims because of promising geology and the geophysics signatures. The property is located approximately 45 miles south-southeast of the town of Battle Mountain, Lander County, Nevada, centered at a latitude 40(0)06' N and longitude 116(0)59' W. The property is situated within the Shoshone Range and is located approximately 16 miles southwest of the Battle Mountain/Eureka Trend which hosts several major gold deposits and mines. The property comprises 24 unpatented lode mining claims totaling approximately 480 acres. The claims are accessible by road using four-wheel drive vehicles.

The property had successful past exploration work which we obtained as part of our purchase. The previous work on the CAB claims was carried out by Chevron, Cameco, Pallaum Mineral, D.W. Blake and J.M. Thornton. Work up to 1997 consisted of geological mapping, rock and soil geochemical surveys, magnetic, gravity and CSAMT surveys. The adjoining mineral claims to the east received 1,225 metres of reverse circulation and rotary drilling in 12 holes.

Geochemical sampling returned gold values up to 0.348 g/mt. Drill chips sampled from hole 95-4 returned 0.156 g/mt over an interval of 50 feet, including 5 feet of 0.964 g/mt Au.

In 1997, a geological mapping and geochemical sampling, grid establishment, and a magnetic/VLT-EM survey was undertaken. The Very Low Frequency Electromagnetic (VLF-EM) method is based on the spread of electromagnetic continuous waves in the ground, which in presence of conductivity variations induce electric currents in the ground. Results from all programs have identified mineralized zones occurring along fault contacts. No part of the property had been placed into production.

The property will be explored by a series of work phases and each following phase is dependent on the success of the prior phase. To date we have engaged Dr. David Shaw to assess and write a report on the CAB claims outlining what has been done to date and his recommended work program.


We also have other options as the exploration program unfolds over the next 24 months. If the gold market turns out to be particularly robust, we would contemplate optioning out a portion of our option by having another company carry out the required exploration work and pay the advance royalties, all in exchange for a significant portion of the property if the final option terms are fulfilled.

Our core objective is to seek properties that could develop into a fully functional mine. We will always look at new properties that are presented to us or that we find from being in the exploration business in Nevada.

The CAB claims will develop on a planned on an initial three-phase exploration program.

Phase 1


The first phase will be carried out in early summer of 2005 and the results and engineering report is expected to be ready in the fall. Dr. David Shaw recommends that a geologist carry out an on-site review and examine in detail the mineralization and alterations developed along the east-south-east VLF conductors. As part of the purchase agreement with Midas Mountain our company acquired the results of significant previous exploration programs. The previous work carried out is outlined in Dr. Shaw's engineering report.


The $10,000 budget for the first phase of exploration is as outlined in the table below:

                                                                All US $
Project Preparation                                            $ 500.00
Field Costs, incl. Geologist                                   6,000.00
Assays (100 @ $15/sample)                                      1,500.00
Report                                                         2,000.00

------------------------------------------------------------------------
TOTAL                                                       $ 10,000.00
------------------------------------------------------------------------

If the initial site inspection is favourable, we would carry out the drilling phase of the program as outlined in the second phase described below.

Phase II


Once the site observations and assays are received and the information plotted and analyzed, a limited reverse circulation drilling program will be designed. The drilling would commence in the early winter or late spring of 2006 depending on weather and the availability of an appropriate drilling contractor. The target will be several east-south-east VLF conductors which could provide conduits for possible mineralization located at the magnetic highs.


The $45,000 preliminary drilling program is outlined in the table below:

                                                              All US $
Project Preparation                                         $ 1,000.00
Permitting                                                    2,000.00
Mobilization/Demobilization                                   2,500.00
Reverse circulation drilling (1000 ft @ $20/ft)              20,000.00
Assays and Analysis                                           2,500.00
Field costs, incl. Geologist                                  5,000.00
Pad preparation and reclamation                               5,000.00
Report                                                        2,000.00
Administration, incl. Contractor overhead and profit          5,000.00

-----------------------------------------------------------------------
TOTAL                                                       $45,000.00
-----------------------------------------------------------------------

If the drilling assay results are encouraging then a more comprehensive drilling program would be prepared.

Phase III


Based on the satisfactory results in the initial drilling phase, a number of steps would be taken. Additional geophysical work would be carried out to help select additional drill targets. The drilling program could be enlarged and step-out holes to follow structures and to determine the potential size of the mineralization. This work would be carried out in the summer or fall of 2006. If the results are very encouraging then steps could be taken to secure additional mineral claims in the area either by staking if it is available or by joint venture if it is owned. The budget for this phase will depend on the scope of work that will be in the program.

Based on acceptable results from the above site exploration program and a preliminary market analysis, a diamond drilling program would be developed. A diamond drill has a carbide steel head imbedded with diamonds. The diamond drilling activity produces a small diameter (11/2 to 3 inches) solid rock core.

                             DESCRIPTION OF PROPERTY

We currently use approximately 200 square feet of leased office space at 701 North Green Valley Parkway #200, Henderson, Nevada 89074. We lease such space from Peter Dodge, our sole officer and principal shareholder for $200 per month which covers the use of the telephone, office equipment and furniture.

Stone Mountain's CAB mineral claims are situated approximately 45 miles south-southeast of the town of Battle Mountain in Lander County, Nevada.


Mineral Property Agreement

We entered into an agreement with Midas Mountain, Inc. ("Midas") to acquire a 100% interest in the twenty-four CAB claim. The CAB claims are situated approximately 45 miles south southwest of the Town of Battle Mountain in Lander County, Nevada. The property can be acquired from Midas by paying a total of $115,000 option payments and incurring at least $650,000 of Earning Costs by December 31, 2008. After we have earned our 100% interest in the CAB claims, the property will be subject to a 3.0% Net Smelter Return ("NSR") of which 1 1/2% can be purchased at the rate of $500,000 per 1/2% of acquired NSR.

Property Option Payments

We are required to pay Midas periodical Option Payments to keep our Agreement in good standing. All the Property Option Payments count towards the Earning Costs that we are required to spend in order to keep the agreement in good standing. We must pay Midas a total of $115,000 to secure our 100% interest in the CAB claims. The payments are outlined in the table that follows:

                     Periodical Option Payments

                     Payment         Amount          Status/Date Due
                     -------         ------          ---------------

                     Initial          $     25,000     Paid 01-Sept-04
                     Second           $     30,000     Paid 11-Feb-05
                     Third            $     30,000      15-Feb-06
                     Fourth           $     30,000      15-Feb-07
                     Total            $    115,000


Bureau of Land Management and County Payments

The Bureau of Land Management ("BLM") owns the land and rents it out at an annual rate of $125. In addition the Lander County charges an annual nominal fee of $8.50 per claim. In order to keep the 24 claims in good order we are required under our agreement to pay a total of $3,212.50 by August 31 each year to the BLM and the Lander County. All BLM and County fees count towards the Earning Costs that we are required to incur.

Earning Costs

We are required to pay or incur at least $650,000 cumulatively from August 1, 2004 to December 31, 2008. The Earning Costs include Option Payments, BLM and County fees and exploration work to be carried out on the property. The following table summarizes the annual minimum Earning Costs that must be incurred until we earn our 100% interest in the property.

                       Minimum Accumulative Earning Costs
                       ----------------------------------
                              Period Ending Minimum
                       -------------              -------
                       31-Dec-05                $  75,000
                       31-Dec-06                $ 150,000
                       31-Dec-07                $ 250,000
                       31-Dec-08                $ 650,000


We have spent a total of $70,000 in expenses that apply to Earning Costs as of March 31, 2005, and the engineer has recommended that we spent $10,000 on exploration on the CAB claims this season. We are required to spend $3,212.50 on the BLM and County fees by August 31 in order to keep the claims in good standing. Hence based on planned expenditures for the rest of 2005, we should meet our goal of incurring at least $75,000 of Earning Costs by December 31, 2005.

Net Smelter Royalty

Net Smelter Returns means the Gross Value of all Minerals, less the following costs, charges and expenses actually paid by the Grantee with respect to the treatment of such Minerals:

         1. Charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs; penalties and other processor deductions);

         2. Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals concentrates or dore metal from the Property to the place of treatment, including any costs incurred by Grantee for transportation of such Minerals concentrates and dore metal from the Property to the place of sale;

         3. Actual sales and brokerage costs on Minerals for which the Net Smelter Returns royalty is payable; and

         4. Sales and use taxes applicable under local, state and federal law assessed on the sale of the Minerals on which the Net Smelter Returns Royalty is payable (other than taxes based upon income).

Location and Land Status

The CAB claims consists of 24 unpatented lode mining claims located in sections 22, 23, 26, 27, T26N R44E, on federal lands administered by the Bureau of Land Management (BLM) district office in Battle Mountain in the State of Nevada.

Claims include:

        Claim Name               BLM Serial No.
        ------------------------ -------------------------
        CAB 1-24                 NMC 886372-NMC 886395
        ------------------------ -------------------------

Total area covered by the claims is approximately 480 acres. All claims are registered to Midas Mountain, Inc. a Nevada corporation. Stone Mountain Resources Inc. has an option to earn a 100% interest by fulfilling certain cash payments and property expenditures over 4 years. The claims are presently in good standing until September 1, 2005.


Dr. David Shaw, the geologist, has reviewed the certified claim documents and the property agreements and found them to be proper and in order. He is also not aware of any particular environmental, political, or regulatory problems that would adversely affect mineral exploration and development on the CAB claims. The claims have not been legally surveyed.


Geology of the CAB Claims

The geological setting is comprised Geology along the western margin of the claims and continuing west consists of silica-flooded, barite-veined, iron-stained, brecciated Valmy Formation quartzite in thrust contact with bleached, iron-stained Valmy chert. Dips range from 40(0) to 60(0) east to northeast. Numerous silica-flooded, brecciated, high-angle structures (shears /faults) cut both the quartzite and chert sections. To the north, weakly altered Tertiary tuffs and tuffaceous sediments are exposed. Uncomfortably overlying the Tertiary rocks is a clay-rich sediment that is post-mineralization in age. This green to white unit is unconsolidated and generally flat-lying. Capping the post-mineral sediment are remnants of a thin, vesicular basalt flow. The middle and eastern margins of the CAB claims are mostly covered by recent, unconsolidated alluvium.

Conclusions and Recommendations of the Geology Report

The CAB claims have potential to host a structurally controlled or disseminated gold deposit for the following reasons:

       -the geological setting is similar to the Battle Mountain/Eureka gold belt which hosts numerous gold deposits, including several in production;
       -geological mapping and rock and drill chip geochemical data suggest the presence of a low-temperature, gold-bearing, hydrothermal system developed on the property; and
       -several east south east linear VSF conductors occur with bisecting, weaker east north east linear VLF conductors proximal to two distinctly arcuate shaped magnetic highs. The linears could provide conduits for possible mineralization emanating from the magnetic highs.

Based on the preliminary positive results of the 1999 work, it is recommended that proper mapping and sampling surveys be conducted on the CAB claims.

                                     WEBSITE


We are currently in the process of constructing a website to provide our shareholders and investors with information relating to the exploration of the CAB claims. We anticipate that our website will be operational by the end of June 2005.


                                     OFFICES

Our corporate offices are located at 701 North Green Valley Parkway #200, Greenwood Village, Colorado 90111. Our telephone number is (702) 990-3489.


                                    EMPLOYEES

We currently have no employees. We have one person in management as well as one other part-time director. We plan to employ additional people as we deem necessary as we continue to implement our plan of operation and exploration of the CAB property.

                                LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our executive officers and directors.

Name                       Age              Position
----                       ---              --------
Peter Dodge                52               Chief Executive Officer/
                                            Chief Financial Officer/
                                            President/Treasurer/Director
Scott Young                53               Secretary/Director


PETER DODGE is our founder, and has been our Chief Executive Officer, President, Treasurer, and Director since the company's inception. Mr. Peter Dodge has been involved with start-up companies for the last 18 years. Mr. Dodge's training as a Land Surveyor and his role as Chief Surveyor in the British Columbia Government Land Title Office has placed him with dealing with many land and title issues. His studies have included the relationship of various geological formations with mineral deposits and mine reclamation plans. Mr. Dodge's career has been diverse and mainly focused on the development, promotion, financing, marketing, and sales of start-up companies. Since he has dealt mainly with start-up companies he has had to face the challenge of creating maximum results with minimum resources. Since 2004, Mr. Dodge who is the founding Director of Aboriginal Literacy Enterprise Inc. has been working on developing the company's programs and arranging corporate financing. Aboriginal Literacy Enterprise is a private company that is providing telecommunications, K to 12 education, high speed internet service, and governance to Aboriginal communities throughout North America. Mr. Dodge has worked for the following companies since 2000. Enterprise Environmental (2000 to 2004), Vickers and Associates ( 2001 to 2003),

Touchstone Gold Corporation (2000 to 2004), Cashable Vouchers (2002 to 2003), Battery Recycling (2003 to 2004), Cedar Hills Medical Complex (2003 to 2004) and HotSportsNetworks.com (2003 to 2004).

SCOTT YOUNG has served as our Secretary and a member of our Board of Directors since inception. Mr. Scott Young has been involved with the public market sector for the past nine years. From 1995 to 2000, he was a broker at Georgia Pacific Securities Ltd., a Vancouver, B.C. based Securities firm. During that time he participated in numerous public financings with a focus on oil, gas and mining projects. From 2000 to 2003, Mr. Young was hired personally on a project basis to serve as a consultant to both public and private corporate clients in Canada and the United States with respect of debt and equity financings, mergers, acquisitions, and corporate structuring. From January 2004 to the present, Mr. Young has been a vice president and an account executive with Freeform Communications Inc. which provides Investor Relations services to both Canadian and United States public companies. Freeform Communications Inc. is an Investor Relations firm registered with the B.C. Securities Commission. Mr. Young is also President and a Director of Chubasco Resources Inc., a private Nevada exploration junior mining company. Chubasco is not carrying out any mining activities and has no relationship with our company except a common director.


All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed them for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors.

Mr. Dodge is expected to spend approximately eighty (80) hours per month on our business. However, Mr. Dodge may spend additional time as needed if we are successful in obtaining additional funding.

Mr. Young will spend no more than five (5) hours per month on our business.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

                               BOARD OF DIRECTORS

The board of directors consists of two directors.

                                BOARD COMMITTEES

In June 2004, our Board of Directors created the Compensation Committee, which is comprised of Peter Dodge and Scott Young. The Compensation Committee has the authority to review all compensation matters relating to us.

The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees.

It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee's compensation consistent with shareholders' gains.

It is expected that salaries will be set competitively relative to the mineral exploration industry and that individual experience and performance will be considered in setting salaries.

In June 2004, our Board of Directors created an Audit Committee, which is comprised of Peter Dodge and Scott Young. The Audit Committee is charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto:

     (i) the preparation of our annual financial statements in collaboration with our independent accountants;

     (ii)      annual review of our financial statements and annual report; and

     (iii) all contracts between us and our officers, directors and other affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock


As of June 2, 2005, we have 54 registered shareholders.


Rule 144 Shares


As of June 2, 2005, we have a total of 27,961,000 shares of our common stock issued and outstanding. As of March 2005, the 15,000,000 shares owned by Mr. Dodge and the 8,000,000 shares owned by Mr. Young became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2005, a total of 4,800,000 shares held by thirteen shareholders who purchased their shares in the offering by us in August 2004 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After February 2006, the 161,000 shares held by thirty-nine shareholders who purchased their shares in the offering by us in February 2005 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 279,610 shares as of the date of this prospectus.


Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                             EXECUTIVE COMPENSATION


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until March 31, 2005.


ANNUAL COMPENSATION LONG TERM COMPENSATION

                        ANNUAL COMPENSATION                          LONG TERM COMPENSATION

NAME AND                                                 RESTRICTED   SECURITIES  OPTIONS
PRINCIPAL            FISCAL    CASH        ANNUAL          STOCK      UNDERLYING  (NO. OF     ALL OTHER
POSITION             YEAR      SALARY      BONUS        COMPENSATION    AWARDS      SHARES      COMPENSATION
-----------          ----      ------      -----        ------------   ----------  -------     ------------
PETER DODGE          2004          0           0          15,000,000(1)      0             0              0

President,           2005          0           0               0             0             0              0

CEO, CFO
Treasurer

SCOTT YOUNG          2004          0           0           8,000,000(2)      0             0              0

Secretary            2005          0           0               0             0             0              0



(1) Mr. Dodge received 15,000,000 founders' shares for services rendered to us. He will not receive such compensation in the future.

(2) Mr. Young received 8,000,000 shares for services rendered to us as our Secretary. He will not receive such compensation in the future.

We do not have written employment agreements with Peter Dodge or and Scott Young. In the future, we will determine on an annual basis how much compensation our officers and director will receive.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth, as of June 2, 2005, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.


NAME AND ADDRESS OF                 AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP      OUTSTANDING SHARES
--------------------                --------------------    ------------------

5% STOCKHOLDERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS

Peter Dodge                           15,000,000                  53.65%
701 North Green Valley Parkway #200
Henderson, Nevada 89074

Scott Young                            8,000,000                  28.61%
701 North Green Valley Parkway #200
Henderson, Nevada 89074

Officers and Directors                23,000,000                  82.26%
as a Group

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.


                              SELLING STOCKHOLDERS

The shares being offered for resale by the 52 selling stockholders consist of the shares of common stock sold to a total of thirteen seed investors in an offering in August 2004 pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. In addition, the selling stockholders consist of thirty-nine investors who purchased shares of common stock in pursuant to an exemption from Regulation D Rule 506 private placements undertaken by us in February of 2005. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.


The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 2, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


Name of Selling                    Shares of Common     Percent of               Shares of        Shares of Common
Stockholder                        Stock Owned Prior    Common Stock Owned       Common Stock     Stock Owned After
                                   To Offering          Prior to Offering        To Be Sold(1)    Offering(2)
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Logan Anderson                     250,000              0.894                    250,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
George Barjak                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Georgina Bresolin                  1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Denise Broderick                   1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Dal Brynelsen                      2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Brad Campbell                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Frank Callaghan                    1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Eugene Cardinal                    250,000              0.894                    250,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Alisha Carter                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Stephen Carter                     1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
John Cerka                         2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Raymond Chow                       1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Clark Christie                     2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
James Christie                     2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Dave Clarke                        1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------


                                       19

Janet Clarke                       2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Charni Dhaliwal                    1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Ernie Dougherty                    375,000              1.341                    375,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Bill Field                         250,000              0.894                    250,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
George Gardner                     1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
GC Consultants Inc                 2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Shelley Grant                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Stacey Greatrex                    15,000               0.054                    15,000           0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Jeet Gurdas                        1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Linda Harrison                     500,000              1.788                    500,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Lauren Hodgson                     1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Linda Hodgson                      2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Norm Jewison                       375,000              1.341                    375,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
John Johnston                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Terri-Lynn Kneller                 300,000              1.073                    300,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Isabel Kurzawski                   375,000              1.341                    375,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Mike Kurzawski                     375,000              1.341                    375,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Karin Lepa                         25,000               0.089                    25,000           0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Penny Maclean                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Jessica Manning                    1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Patricia Manning                   1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Iveta Markova                      15,000               0.054                    15,000           0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Eva Perrett                        1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Jon Perrett                        1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Margo Peters                       1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Lois Ramsay                        2,000                0.007                    2,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Andrew Rees                        250,000              0.894                    250,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Doug Reid                          500,000              1.788                    500,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Gillian Reid                       500,000              1.788                    500,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Brad Racic                         20,000               0.072                    20,000           0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Michael Rizzolo                    1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Mike Sangollo                      500,000              1.788                    500,000          0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Craig Soon                         20,000               0.072                    20,000           0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Standard Drilling & Engineering    1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Ralph Talbot                       1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Dennis Taylor                      1,000                0.004                    1,000            0
---------------------------------- -------------------- ------------------------ ---------------- --------------------
Robin Wyss                         25,000               0.089                    25,000           0
---------------------------------- -------------------- ------------------------ ---------------- --------------------


(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

To our knowledge, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.25 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.


We have informed security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished form ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 144 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock of the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.


Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,500.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use approximately 200 square feet of leased office space at 701 North Green Valley Parkway #200, Henderson, Nevada 89074. We lease such space from Peter Dodge, our President for $200 month which covers the use of the telephone, office equipment and furniture.


Our sole officers, directors and founder, Peter Dodge and Scott Young are deemed to be our promoters. Stone Mountain Resources Inc. was incorporated in the State of Delaware on March 31, 2004 and 15,000,000 shares were issued to Peter Dodge as founders shares and 8,000,000 shares were issued to Scott Young for services rendered as our Secretary. Other than the lease and share issuance set forth herein there have been no other transactions with our promoters.



                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 2, 2005, 27,961,000 shares of common stock are issued and outstanding and held by 54 shareholders The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Liquidation Rights

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation of its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is American Registrar and Transfer Company, 342 East 900 South, Salt Lake City, Utah 84111. Its telephone number is (801) 363-9065.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726. Its telephone number is (732) 409-1212.


                                     EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                      STONE MOUNTAIN RESOURCES, INC.
                     (an exploration stage company)

                          FINANCIAL STATEMENTS

                      As Of March 31, 2005 and 2004





INDEPENDENT AUDITORS REPORT                                  F-1

BALANCE SHEET                                                F-2

STATEMENT OF OPERATIONS                                      F-3

STATEMENT OF STOCKHOLDERS' EQUITY                            F-4

STATEMENT OF CASH FLOWS                                      F-5

FINANCIAL STATEMENT FOOTNOTES                                F-6

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM



The Board of Directors and Shareholders
Stone Mountain Resources, Inc.


Gentlemen:

        We have audited the accompanying balance sheet of Stone Mountain Resources, Inc. (an exploration stage company) as of March 31, 2005 and 2004 and the related statements of operations, stockholder's equity and cash flows from inception (March 31, 2004) through March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit.

        We conducted the audit in accordance with standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Mountain Resources, Inc. as of March 31, 2005 and 2004, and the statement of operations and cash flows from inception (March 31, 2004) through March 31, 2005, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 and 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Gately & Associates, LLC
Altamonte Springs, FL

May 18, 2005


                         STONE MOUNTAIN RESOURCES, INC.
                         (an exploration stage company)
                                  BALANCE SHEET
                          As of March 31, 2005 and 2004


                                     ASSETS

CURRENT ASSETS                                                                  3/31/2005       3/31/2004
--------------                                                                --------------- --------------


            Cash                                                                 $     3,901      $       -
            Prepaid office rent                                                          823
                                                                              --------------- --------------

                        Total Current Assets                                           4,724              -

                        TOTAL ASSETS                                             $     4,724      $       -
                                                                              =============== ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

            Accounts payable                                                     $         -      $       -
            Accrued expenses                                                           4,300            500
                                                                              --------------- --------------

                        Total Current Liabilities                                      4,300            500

LONG-TERM LIABILITIES

            None                                                                           -              -
                                                                              --------------- --------------

                        TOTAL LIABILITIES                                              4,300            500
                                                                              --------------- --------------

STOCKHOLDERS' EQUITY

            Preferred stock, $.001 par value
              Authorized: 10,000,000  Issued: None                                         -              -
            Common Stock, $.001 par value
                Authorized: 100,000,000
                Issued: 27,961,000 and 23,000,000, respectively                       27,961         23,000
            Additional paid in capital                                                83,289              -
            Accumulated deficit during development stage                            (110,826)       (23,500)
                                                                              --------------- --------------

                        Total Stockholders' Equity                                       424           (500)
                                                                              --------------- --------------

                        TOTAL LIABILITIES AND EQUITY                             $     4,724      $       -
                                                                              =============== ==============




   The accompanying notes are an integral part of these financial statements.


                         STONE MOUNTAIN RESOURCES, INC.
                         (an exploration stage company)
                             STATEMENT OF OPERATIONS
            For the twelve months ending March 31, 2005 and 2004, and
             from inception (March 31, 2004) through March 31, 2005

                                                                                                  FROM
                                                                 3/31/2005       3/31/2004      INCEPTION
                                                               --------------- -------------- ---------------

REVENUE                                                           $         -    $         -      $        -
-------

COST OF SERVICES                                                            -              -               -
----------------
                                                               --------------- -------------- ---------------

GROSS PROFIT OR (LOSS)                                                      -              -               -
----------------------

GENERAL AND ADMINISTRATIVE EXPENSES                                    11,326         23,500          34,826
-----------------------------------

GENERAL EXPLORATION                                                    76,000              -          76,000
-------------------
                                                               --------------- -------------- ---------------

OPERATING INCOME                                                      (87,326)       (23,500)       (110,826)
----------------
                                                               --------------- -------------- ---------------

ACCUMULATED DEFICIT                                               $   (87,326)   $   (23,500)     $ (110,826)
-------------------
                                                               =============== ============== ===============


Earnings (loss) per share, basic                                  $     (0.00)   $     (0.00)
--------------------------------

Weighted average number of common shares                           25,813,417     23,000,000
----------------------------------------





   The accompanying notes are an integral part of these financial statements.


                         STONE MOUNTAIN RESOURCES, INC.
                         (an exploration stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2005





                                                                        ADDITIONAL
                                              COMMON         PAR         PAID IN         ACCUM.          TOTAL
                                              STOCK         VALUE        CAPITAL         DEFICIT         EQUITY
                                          --------------------------------------------------------------------------
Common stock issued as officers'
    compensation on company formation         23,000,000      $23,000       $      -     $        -        $ 23,000
    March 31, 2004 at $0.001 per share

Net income (loss)                                                                           (23,500)        (23,500)

                                          --------------------------------------------------------------------------

Balance, March 31, 2004                       23,000,000      $23,000       $      -     $  (23,500)       $   (500)

Common stock issued for cash                   4,800,000        4,800         43,200                         48,000
  August 31, 2004 at $0.01
  per share on private placement

Common stock issued for cash                     161,000          161         40,089                         40,250
  February 28, 2005 at $0.25
  per share on private placement

Net income (loss)                                                                           (87,326)        (87,326)

                                          --------------------------------------------------------------------------

Balance, March 31, 2005                       27,961,000      $27,961       $ 83,289     $ (110,826)       $    424
                                          ==========================================================================





   The accompanying notes are an integral part of these financial statements.


                         STONE MOUNTAIN RESOURCES, INC.
                         (an exploration stage company)
                            STATEMENTS OF CASH FLOWS
            For the twelve months ending March 31, 2005 and 2004, and
             from inception (March 31, 2004) through March 31, 2005


                                                                                                                 FROM
CASH FLOWS FROM OPERATING ACTIVITIES                                            3/31/2005       3/31/2004      INCEPTION
------------------------------------                                          --------------- -------------- ---------------
            Net income (loss)                                                      $ (87,326)     $ (23,500)     $ (110,826)
                                                                              --------------- -------------- ---------------

            Adjustments to reconcile net income to net cash
              provided by (used in) operating activities:

            Stock issued as compensation                                                   -         23,000          23,000
            (Increase) Decrease in accounts receivable                                     -              -               -
            (Increase) Decrease in prepaid                                              (823)             -            (823)
            Increase (Decrease) in accounts payable                                        -              -               -
            Increase (Decrease) in accrued expenses                                    3,800            500           4,300
                                                                              --------------- -------------- ---------------

                        Total adjustments to net income                                2,977         23,500          26,477
                                                                              --------------- -------------- ---------------

            Net cash provided by (used in) operating activities                      (84,349)             -         (84,349)
                                                                              --------------- -------------- ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

            None                                                                           -              -               -
                                                                              --------------- -------------- ---------------

            Net cash flows provided by (used in) investing activities                      -              -               -
                                                                              --------------- -------------- ---------------


CASH FLOWS FROM FINANCING ACTIVITIES

            Proceeds from stock issuance                                              88,250              -          88,250
                                                                              --------------- -------------- ---------------

            Net cash provided by (used in) financing activities                       88,250              -          88,250
                                                                              --------------- -------------- ---------------

CASH RECONCILIATION

            Net increase (decrease) in cash                                            3,901              -           3,901
            Cash - beginning balance                                                       -              -               -
                                                                              --------------- -------------- ---------------

CASH BALANCE END OF PERIOD                                                         $   3,901      $       -      $    3,901
                                                                              =============== ============== ===============


   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Stone Mountain Resources, Inc. (the Company), an exploration stage company, was incorporated on March 31, 2004 in the State of Delaware. The Company is an exploration stage mining company. On October 11, 2004 the Company became actively engaged in acquiring mineral properties, raising capital, and preparing properties for production. The Company did not have any significant mining operations or activities from inception; accordingly, the Company is deemed to be in the exploration stage.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The fiscal year end of the Company is March 31.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Non-mining Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Stock  Based  Compensation
--------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk
---------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions
---------------------------------------------

The Company's functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.
                                      F-8

NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationships with (1) companies affiliated through common ownership and/or management, and (2) other related parties are as follows:

The Company has compensated officers of the Company with compensation in the form of stock as described in the equity footnote.

NOTE  4 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

NOTE 5 -  LONG-TERM DEBT
          --------------

The Company has no long-term debt.

NOTE  6 -  SHAREHOLDERS'  EQUITY
           ---------------------

Preferred Stock
---------------

The Company has authorized ten million (10,000,000) shares of preferred stock with a par value of $.001, none of which have been issued.

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.001. The Company has 27,961,000 shares of common stock issued and outstanding.

On March 31, 2004 the Company issued 15,000,000 shares of common stock to the Company President, Peter Dodge, as compensation for the formation of the corporation and services rendered for a value of $15,000 or $0.001 per share.

On March 31, 2004 the Company issued 8,000,000 shares of common stock to the Company Secretary, Scott Young, as compensation for services rendered for a value of $8,000 or $0.001 per share.

On August 31, 2004 the Company issued 4,800,000 shares of common stock at a price of $.01 per share in an offering exempt from registration at Section 4 (2) of the Securities Act of 1933 for a total value of $48,000.

On February 28, 2005 the Company issued 161,000 shares of common stock at a price of $.25 per share in an offering exempt from registration at Section 4 (2) of the Securities Act of 1933 for a total value of $40,250.


Common Stock Recorded as Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

NOTE  7 - CONTRACTS AND AGREEMENTS
          ------------------------

On October 11, 2004 the Company entered into a CAB property option agreement with Midas Mountain, Inc. whereby unpatented mineral claim options located in sections 22, 23, 26 & 27, T26N, R44E in Lander County, Nevada were purchased for an initial investment of $25,000 and then three succeeding annual payments of $30,000 commencing on February 15, 2005. The Company has satisfied the initial payment and the February 15, 2005 payment. The agreement calls for a production royalty of three percent to be paid of the Net Smelter Returns from the production of minerals from the Unpatented Mining Claims as they exist at the execution date of the agreement and a production royalty of one percent of Net Smelter Returns from the production of minerals.

The Company entered into an agreement with its securities attorney whereby the Company would pay $7,500 upon execution of the agreement for services related to private placements, Form SB-2 and Form 15c211 and a payment of $30,000 when these filings have been accepted.

NOTE  7 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

Commitments of the Company include the responsibility to the registration costs of the proposed filing.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

NOTE  8 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.


NOTE  9 - GOING CONCERN
           -------------

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company lacks an operating history and has losses which we expect to continue into the future.

The Company was incorporated in March 2004 and has not started the proposed business operations or realized any revenues. The Company has no operating history upon which an evaluation of our future success or failure can be made. The ability to achieve and maintain profitability and positive cash flow is dependent upon:

-        ability to locate a profitable mineral property
-        ability to generate revenues
- ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of mineral properties. The Company cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause the Company to go out of business.

The company intends to generate additional capital from the public markets to increase its ability to locate profitable mineral property and generate revenues. The Company may also consider public or private debt transactions and/or private placement, but has no such actions in place at this time.

                          STONE MOUNTAIN RESOURCES INC.
                          4,961,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission           $          157.14
registration fee
Federal Taxes                                $               0
State Taxes and Fees                         $               0
Transfer Agent Fees                          $               0
Accounting fees and expenses                 $        5,000.00
Legal fees and expenses                      $        7,500.00
Blue Sky fees and expenses                   $               0
Miscellaneous                                $               0

Total                                        $       12,657.14



All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

Stone Mountain Resources Inc. was incorporated in the State of Delaware on March 31, 2004 and 15,000,000 shares were issued to Peter Dodge in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Peter Dodge as founders shares. On March 31, 2004, we issued a total of 8,000,000 shares of our common stock to Scott Young. Such shares were issued for services rendered as Secretary of our company and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Dodge and Mr. Young had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.


In August 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 4,800,000 shares of our common stock to a total of 13 investors, at a price per share of $.01 for an aggregate offering price of $48,000. Each investor received a copy of our private placement memorandum and complete a questionnaire to confirm that there were "sophisticated" investors.


The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Logan Anderson               250,000
Eugene Cardinal              250,000
Ernie Dougherty              375,000
Bill Field                   250,000
Linda Harrison               500,000
Norm Jewison                 375,000
Terri-Lynn Kneller           300,000
Isabel Kurzawski             375,000
Mike Kurzawski               375,000
Andrew Rees                  250,000
Doug Reid                    500,000
Gillian Reid                 500,000
Mike Sangollo                500,000


The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.



In February 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 161,000 shares of our common stock to a total of 39 investors, at a price per share of $.25 for an aggregate offering price of $40,250. Each investor received a copy of our private placement memorandum and complete a questionnaire to confirm that there were "sophisticated" investors.


The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

  George Barjak                          1,000
  Georgina Bresolin                      1,000
  Denise Broderick                       1,000
  Dal Brynelsen                          2,000
  Brad Campbell                          1,000
  Frank Callaghan                        1,000
  Alisha Carter                          1,000
  Stephen Carter                         1,000
  John Cerka                             2,000
  Raymond Chow                           1,000
  Clark Christie                         2,000
  James Christie                         2,000
  Dave Clarke                            1,000
  Janet Clarke                           2,000
  Charni Dhaliwal                        1,000
  George Gardner                         1,000
  GC Consultants Inc                     2,000
  Shelley Grant                          1,000
  Stacey Greatrex                       15,000
  Jeet Gurdas                            1,000
  Lauren Hodgson                         1,000
  Linda Hodgson                          2,000
  John Johnston                          1,000
  Karin Lepa                            25,000
  Penny Maclean                          1,000
  Jessica Manning                        1,000
  Patricia Manning                       1,000
  Iveta Markova                         15,000
  Eva Perrett                            1,000
  Jon Perrett                            1,000
  Margo Peters                           1,000
  Lois Ramsay                            2,000
  Brad Racic                            20,000
  Michael Rizzolo                        1,000
  Craig Soon                            20,000
  Standard Drilling &
  Engineering Ltd.                       1,000
  Ralph Talbot                           1,000
  Dennis Taylor                          1,000
  Robin Wyss                            25,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------


3.1                      Articles of Incorporation*
3.2                      By-Laws*
4.1                      Specimen Stock Certificate
5.1                      Opinion of Anslow & Jaclin, LLP
10.1                     CAB Property Option Agreement Amended
10.2                     Geological Summary Report on the CAB Claims*
23.1                     Consent of Gately & Associates
23.2                     Consent of Counsel, as in Exhibit 5.1
23.3                     Consent of David Shaw, PhD.

* Filed as pursuant to the SB-Registration Statement with the SEC on April 1, 2005.


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Henderson, State of Nevada on June 2, 2005.



                     By:  /s/ Peter Dodge
                     ---------------------------------
                              PETER DODGE
                              President, Chief Executive Officer,
                              Chief Financial Officer and
                              Chairman of the Board of Directors


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter Dodge, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Peter Dodge            President, Chief Executive Officer,
------------------------       Chief Financial Officer and
        Peter Dodge            Chairman of the Board of Directors


By: /s/ Scott Young            Secretary and Director
------------------------
        Scott Young




Dated:  June 2, 2005